Exhibit 10.3

GLOBAL MANUFACTURING AND

DISTRIBUTION AGREEMENT

This Global Manufacturing and Distribution Agreement (this “Agreement”) is entered into as of 8th October 2025 (the “Effective Date”), by and between:

-  Davion Healthcare Plc, a public limited company incorporated and registered in Ireland, with its principal office at The Cube Building, Monahan Road, Cork, T12 H1XY, Ireland (“Licensor”); and

- NeuRX Health Inc., a corporation incorporated and registered in the State of Rhode Island, USA, with its principal office at 24 Quaker Lane, Warwick, Rhode Island 02886, USA

(“Distributor”).

Licensor and Distributor are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Licensor has designed, developed, and patented a home diagnostic product known as “BreastCheck” for the detection of breast anomalies including breast cancer (the “Product”);

WHEREAS, Licensor wishes to grant to Distributor the exclusive worldwide rights to manufacture, market, distribute, and sell the Product, subject to the terms and conditions set forth herein;

WHEREAS, Distributor desires to obtain such rights and is willing to pay license fees and royalties to Licensor, and to assume obligations for manufacture, regulatory compliance, and commercialization of the Product;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for good and valuable consideration, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITIONS

1.1  “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a Party.

1.2 “Agreement” has the meaning set forth above.

1.3 “Effective Date” means 8th October 2025.

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1.4  “Operational Date” means 1st January 2026, this date being the start of the Contractual year for the calculation of royalties and licence payments.

1.5  “Minimum Royalties” means annual royalties payable to Licensor in an amount not less than USD $10,000,000 for each Contract Year.

1.6  “Net Sales” means gross amounts invoiced by Distributor or its sublicensees for sales of the Product, less customary deductions actually incurred (VAT, rebates, returns, freight).

1.7  “Product” means the BreastCheck home test for breast anomalies, as developed and patented by Licensor, including any improvements, modifications, or enhancements provided by Licensor.

1.8 “Royalty” means USD $5.00 per Product unit manufactured.

1.9  “Term” means the initial ten (10) year period commencing on the Effective Date, unless earlier terminated, with a Distributor option to renew for an additional ten (10) years.

ARTICLE 2 – GRANT OF RIGHTS

2.1  Exclusive License. Licensor hereby grants to Distributor an exclusive, worldwide license to manufacture, market, distribute, and sell the Product during the Term.

2.2  Sub-licensing. Distributor may sublicense or appoint sub-distributors or sub- manufacturers only with Licensor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

2.3  No Competing Products. During the Term, Distributor shall not, directly or indirectly, develop, manufacture, or distribute any competing product for breast anomaly detection.

ARTICLE 3 – TERM AND RENEWAL

3.1  The Term of this Agreement shall be ten (10) years from the Effective Date, unless terminated earlier in accordance with Article 13.

3.2  Distributor shall have the right to extend the Term for an additional ten (10) years by providing written notice to Licensor no later than six (6) months prior to expiry of the initial Term.

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ARTICLE 4 – LICENSE FEES AND ROYALTIES

4.1  License Fee. Distributor shall pay Licensor a license fee of USD $120,000,000, as follows:

(a) USD $1,000,000 in cash, payable on or before 1 December 2025;

(b)   USD $19,000,000 in cash, payable in twelve (12) equal monthly instalments commencing 1 January 2026; and

(c)  USD $100,000,000 in cash or unrestricted, freely tradable, DTC-eligible shares of NeuRX (or such equivalent listed shares in a third-party or affiliated company as directed by Distributor), to be issued to Licensor in ten (10) equal annual issuances of USD $10,000,000 each, with each issuance made on 1 January of each year commencing 1 January 2026 and continuing through 1 January 2035.

4.2  Royalties. Distributor shall pay Licensor royalties equal to USD $5.00 for each Product manufactured. Royalties shall be paid quarterly in arrears.

4.3  Minimum Royalties. Distributor shall pay Licensor no less than USD $10,000,000 in royalties in each Contract Year, beginning with the first Contract Year of commercial manufacture.

4.4  Follow on Tests. With regards to follow on sales of additional BreastCheck tests purchased by existing BreastCheck users, the revenue from such tests (net of any taxes) shall be split equally 50/50 between the Licensor and the Distributor. With quarterly accounting in arrears for such transactions.

4.5  Currency and Payment. All payments shall be made in U.S. Dollars by wire transfer to an account designated by Licensor. Late payments shall accrue interest at SOFR + 5% per annum.

ARTICLE 5 – REPORTING AND AUDIT

5.1  Distributor shall provide Licensor with quarterly written reports detailing quantities manufactured, Net Sales, royalties due, and marketing activities.

5.2  Licensor may audit Distributor’s relevant records up to twice annually. Such audit shall be at Licensor’s expense unless the audit reveals a discrepancy exceeding 5%, in which case Distributor shall bear the cost.

ARTICLE 6 – MANUFACTURING AND QUALITY

6.1 Distributor shall manufacture the Product in accordance with (a) industry standards; and (b) Licensor’s specifications provided from time to time.

6.2  Distributor shall maintain facilities and quality systems appropriate for medical device manufacturing.

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ARTICLE 7 – REGULATORY COMPLIANCE

7.1  Distributor shall obtain and maintain all necessary regulatory approvals for manufacture, sale, and distribution of the Product in each territory.

7.2  Distributor shall comply with all applicable laws, including FDA regulations, EU MDR, ISO standards, and equivalent requirements.

7.3 Integration with Test Portal. Distributor shall ensure that all end users of the Product are directed to and utilize the Licensor’s designated website, www.testportal.care, for interrogation of test results and for the recording of user data, as part of regulatory compliance and product usage protocols.

ARTICLE 8 – MARKETING AND PROMOTION

8.1  Distributor shall use commercially reasonable best efforts to market, promote, and sell the Product globally.

8.2  Distributor shall bear all costs and expenses associated with marketing, promotion, and commercialization of the Product.

8.3  Distributor shall devote sufficient resources to ensure achievement of Minimum Royalties.

8.4  Approval of Marketing Materials. All marketing, promotional, and advertising materials prepared by Distributor shall be submitted to Licensor for prior written approval before public release or use.

8.5  Branding Standards. Distributor agrees to conform to Licensor’s marketing and promotional standards, style guidelines, and instructions as may be provided or updated by Licensor from time to time.

8.6 Brand License. Licensor hereby grants Distributor a non-exclusive, royalty-free right to use Licensor’s brand name “Davion BreastCheck”, together with all associated style, branding, images, logos, and other promotional materials relating to the Product, solely for the purpose of marketing, promoting, and selling the Product under this Agreement.

ARTICLE 9 – INTELLECTUAL PROPERTY AND DATA PLATFORM

9.1 Licensor retains ownership of all intellectual property in the Product.

9.2 Distributor is granted only such license rights as expressly stated herein. Distributor shall not challenge the validity or ownership of Licensor’s IP.

9.3 Exclusive Test Portal Use. Distributor acknowledges and agrees that:

(a)  all purchasers and users of the Product shall be required to access and use the Licensor’s designated website, www.testportal.care (the “Test Portal”), as the exclusive platform for interrogating test results and recording user data;

(b)   Distributor shall ensure that the Test Portal is the sole server utilized in connection with Product results; and

(c)  the Test Portal, together with all associated databases, software, content, and user data, are and shall remain the exclusive property of Licensor. Distributor shall not copy, replicate, or use any alternative platform without Licensor’s prior written consent.

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ARTICLE 10 – CONFIDENTIALITY

Both Parties shall maintain confidentiality of all proprietary information received under this Agreement, and shall not disclose such information without prior written consent, except as required by law.

ARTICLE 11 – INDEMNIFICATION

11.1 Distributor shall indemnify, defend, and hold harmless Licensor and its affiliates from and against all losses, liabilities, damages, claims, suits, costs, and expenses (including reasonable attorneys’ fees) arising out of:

(a) product liability claims relating to the Product;

(b) consumer claims alleging defects, injury, or misrepresentation;

(c) regulatory breaches, fines, or recalls; and

(d) Distributor’s negligence, willful misconduct, or breach of this Agreement.

ARTICLE 12 – LIMITATION OF LIABILITY

Distributor’s liability under this Agreement shall be unlimited, including for product claims, indemnification obligations, and IP infringement.

ARTICLE 13 – TERMINATION

13.1  Licensor may terminate this Agreement immediately if Distributor fails to pay Minimum Royalties in any Contract Year.

13.2  Either Party may terminate for breach if the breaching Party fails to cure within thirty (30) days of notice for payment breaches, or sixty (60) days of notice for other breaches.

13.3 Either Party may terminate immediately upon insolvency of the other Party.

13.4  Licensor may terminate this Agreement with immediate effect for cause if Distributor, its Affiliates, or sublicensees engage in conduct that brings Licensor, its officers or directors, or the Product into public disrepute, contempt, scandal, or causes material reputational damage to Licensor or the Product.

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ARTICLE 14 – EFFECT OF TERMINATION

Upon termination, all rights granted to Distributor shall cease. Distributor shall immediately cease manufacture and distribution of the Product, except as necessary to wind down existing inventory for up to six (6) months.

ARTICLE 15 – DISPUTE RESOLUTION

15.1  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

15.2  Any dispute arising under or in connection with this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules. The arbitration shall take place in New York, New York, before a panel of three arbitrators.

ARTICLE 16 – MISCELLANEOUS

•	Entire Agreement. This Agreement constitutes the entire understanding between the Parties.
•	Amendments. Must be in writing and signed by both Parties.
•	Assignment. Neither Party may assign without prior written consent of the other, except to an Affiliate.
•	Force Majeure. Neither Party shall be liable for failure to perform due to events beyond reasonable control.
•	Counterparts. This Agreement may be executed in counterparts, including by electronic signature.

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SCHEDULE A – PAYMENT TIMETABLE

1. Cash Payments

- USD $1,000,000 payable in full on or before 1 December 2025.

-  USD $19,000,000 payable in twelve (12) equal monthly installments commencing 1 January 2026 and concluding 31 December 2026.

2. Share Issuances

-  USD $100,000,000 in cash or unrestricted, freely tradable, DTC-eligible NeuRX shares, to be issued in ten (10) equal annual tranches of USD $10,000,000 each, on the following schedule:

Payment Date	Issuance Amount	Form	Notes
1 January 2026	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2027	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2028	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2029	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2030	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2031	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2032	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2033	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2034	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible
1 January 2035	$10,000,000	NeuRX Shares	Cash or unrestricted, freely tradable, DTC- eligible

3. Royalties

- USD $5.00 per Product manufactured, payable quarterly in arrears.

- Minimum Royalties: USD $10,000,000 per Contract Year.

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SCHEDULE B – TESTPORTAL OBLIGATIONS

1. Exclusive Use

- Distributor shall ensure that all Product purchasers and users access and utilize www.testportal.care (the “Test Portal”) for result interrogation and data recording.

2. Ownership

- The Test Portal, including software, servers, databases, content, and all user data, is and shall remain the exclusive property of Licensor.

3. Restrictions

- Distributor shall not replicate, modify, reverse-engineer, or create any competing system to the Test Portal.

- No alternative servers or third-party platforms may be used for Product result interrogation without Licensor’s prior written consent.

4. Compliance

- Distributor shall treat use of the Test Portal as a regulatory requirement under Article 7 of this Agreement.

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SCHEDULE C – BRANDING GUIDELINES & MARKETING APPROVALS

1. Approval Requirement

- All advertising, promotional, packaging, and marketing materials must be submitted to Licensor for prior written approval before use.

2. Brand Standards

- Distributor shall follow Licensor’s style guides, promotional standards, and instructions, including any updates provided from time to time.

3. Use of Brand

- Licensor grants Distributor a limited, non-exclusive license to use the “Davion BreastCheck” brand name, logos, trademarks, designs, images, and associated intellectual property, solely for marketing, promoting, and selling the Product.

4. Restrictions

- Distributor shall not alter or distort Licensor’s branding.

- Distributor shall not use Licensor’s trademarks in a misleading or disparaging manner.

- Upon termination of this Agreement, Distributor shall immediately cease all use of Licensor’s brand materials.

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SIGNATURE PAGE

SIGNATURES

For and on behalf of Davion Healthcare Plc

/s/ Jack Kaye

Name: Jack Kaye

Title: CEO

For and on behalf of NeuRX Health Inc.

/s/ Robert Hainey

Name: Robert Hainey

Title: CEO

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